UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2005

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code):  (630) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

A.M. Best Downgrade of Transguard Rating

On April 27, 2005, A.M. Best Co. (“A.M. Best”), an insurance rating and information source, announced that it has downgraded the financial strength rating of Transguard Insurance Company of America, Inc. (“Transguard”), a wholly owned subsidiary of SIRVA, Inc. (“SIRVA”), to B++ (Very Good) from A- (Excellent).  The rating will remain under review with negative implications pending SIRVA’s completion of its Annual Report on Form 10-K filing for the year ended December 31, 2004.  As announced on March 15, 2005, SIRVA’s 10-K filing has been delayed until the completion of SIRVA’s 2004 financial statements, the restatement of prior year financial results, the review being conducted by the audit committee of the board of directors, and the audit of the restatements and SIRVA’s 2004 financial statements.

On May 3, 2005, SIRVA issued a press release, which announced that it is pursuing various alternatives in response to the Transguard downgrade and disclosed the potential consequences thereof.  A copy of the press release is attached to this Current Report as Exhibit 99.1, and is incorporated herein by this reference.

Item 9.01               Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired.

Not applicable.

(b)          Pro Forma Financial Information.

Not applicable.

(c)                                Exhibits.

Exhibit Number	Description
99.1

Press release, dated May 3, 2005, of SIRVA, Inc., announcing its response and the potential implications of the downgrade by A.M. Best Co. of SIRVA’s insurance subsidiary, Transguard Insurance Company of America, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: May 3, 2005
	By:	/s/ Ralph A. Ford
	Name:	Ralph A. Ford
	Title:	Senior Vice President, General Counsel & Secretary